Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Long-e International, Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities noted and on October 11, 2007, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Long-e International, Inc. and will be retained by Long-e International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Bu Shengfu
Bu Shengfu
President and Chief Executive Officer (Principal Executive Officer) December 21, 2007

/s/ Liang Zhu
Liang Zhu
Chief Financial Officer (Principal Financial Officer) December 21, 2007